Exhibit 8.1

LIST OF PRINCIPAL SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY AND ITS SUBSIDIARIES OF

QUTOUTIAO INC.

Subsidiaries	Jurisdiction of Incorporation
InfoUniversal Limited	Hong Kong
Qtech USA Inc.	Delaware, United States
QTT Asia Ltd.	British Virgin Islands
Fun Literature Limited	Cayman Islands
Fun Literature (HK) Limited	Hong Kong
Shanghai Quyun Internet Technology Co., Ltd.* 上海趣蕴网络科技有限公司	PRC
Shanghai Dianguan Internet Technology Co., Ltd.* 上海点冠网络科技有限公司	PRC
Shanghai Zhicao Information Technology Co., Ltd.* 上海纸草信息科技有限公司	PRC
Shanghai Chenxing Software Technology Co., Ltd.* 上海臣星软件技术有限公司	PRC
Shanghai Yanmo Software Technology Co., Ltd.* 上海研墨软件技术有限公司	PRC
Shanghai Shuqin Information Technology Co., Ltd.* 上海书沁信息科技有限公司	PRC
Shanghai Wennuo Information Technology Co., Ltd.*上海闻诺信息技术有限公司	PRC

Consolidated Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation
Shanghai Jifen Culture Communications Co., Ltd.* 上海基分文化传播有限公司	PRC
Beijing Churun Internet Technology Co., Ltd.* 北京础润网络科技有限公司	PRC
Shanghai Big Rhinoceros Horn Information Technology Co., Ltd.* 上海大犀角信息科技有限公司	PRC
Anhui Zhangduan Internet Technology Co., Ltd.* 安徽掌端网络科技有限公司	PRC
Shanghai DragonS Information Technology Co., Ltd.* 上海龙殊信息科技有限公司	PRC
Hubei Rapid Information Technology Co., Ltd.* 湖北捷兔信息科技有限公司	PRC
Shanghai Tuohuan Information Technology Co., Ltd.*上海拓欢信息科技有限公司	PRC
Shanghai Ququanquan Information Technology Co., Ltd.*上海趣圈圈信息科技有限公司	PRC
Shanghai Xiaoqiao Information Technology Co., Ltd.*上海小巧信息科技有限公司	PRC
Shanghai Xunkai Information Technology Co., Ltd.*上海迅凯信息科技有限公司	PRC
Huaian Beixia Information Technology Co., Ltd.*淮安北夏信息技术有限公司	PRC
Shanghai Douzao Internet Technology Co., Ltd.*上海豆皂网络科技有限公司	PRC

Subsidiaries of the Consolidated VIE	Jurisdiction of Incorporation
Beijing Qukandian Internet Technology Co., Ltd.* 北京趣看点网络科技有限公司	PRC
Shanghai Xike Information Technology Service Co., Ltd.* 上海溪客信息技术服务有限公司	PRC
Shanghai Tuile Information Technology Co., Ltd.* 上海推乐信息技术服务有限公司	PRC
Tianjin Quwen Internet Technology Co., Ltd.* 天津趣闻网络科技有限公司	PRC
Beijing Supreme Pole International Sports Promotion Co., Ltd.* 北京太极国际体育发展有限责任公司	PRC
Shanghai Heitu Internet Technology Co., Ltd.*上海黑兔网络科技有限公司	PRC
Shanghai Zheyun Internet Technology Co., Ltd.*上海喆云网络科技有限公司	PRC
Shanghai Manchuan Information Technology Co., Ltd.*上海漫川信息科技有限公司	PRC
Shanghai Yunxi Information Technology Co., Ltd.*上海芸晞信息科技有限公司	PRC
Hubei Xijie Information Technology Co., Ltd.*湖北熙捷信息科技有限公司	PRC
Shanghai Luoshi Software Technology Co., Ltd.*上海洛时软件技术有限公司	PRC
Shanghai Xiaying Software Technology Co., Ltd.*上海夏映软件技术有限公司	PRC
Shanghai Songmang Internet Technology Co., Ltd.*上海松芒网络科技有限公司	PRC
Shanghai Miaoqu Internet Technology Co., Ltd.*上海妙趣网络科技有限公司	PRC
Shanghai Xixia Information Technology Co., Ltd.*上海夕夏信息科技有限公司	PRC
Shanghai Mili Information Technology Co., Ltd.*上海米立信息科技有限公司	PRC
Shanghai Kunjie Information Technology Co., Ltd.*上海昆捷信息科技有限公司	PRC
Hubei Qingluo Information Technology Co., Ltd.*湖北青螺信息科技有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.